                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail classes of AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund and AIM High Income Municipal Fund, and the Statement of Additional Information for institutional class of AIM Tax-Free Intermediate Fund which are included in Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242), and Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890), on Form N-1A of AIM Tax-Exempt Funds.




                                    /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                    -------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 25, 2005